UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 27, 2020

CYRUSONE INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 N. Harwood Street, Suite 2200
Dallas, TX 75201
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CONE	The NASDAQ Global Select Market
1.450% Senior Notes due 2027	CONE27	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2020, Diane M. Morefield, Executive Vice President and Chief Financial Officer of CyrusOne Inc., a Maryland corporation (the “Company”) informed the Company of her intention to retire from the Company in early 2021.  The Company has commenced a search for Ms. Morefield’s successor, which includes consideration of internal and external candidates.  In order to provide for an orderly transition of Ms. Morefield’s responsibilities and duties, CyrusOne LLC, a subsidiary of the Company, and Ms. Morefield entered into a Transition and Retirement Agreement (the “Retirement Agreement”), dated July 30, 2020.

The Retirement Agreement provides that Ms. Morefield will transition from Chief Financial Officer effective as of December 31, 2020, provided that the Company may elect an earlier date as long as such date is not prior to the date the Company files its Form 10-Q for the fiscal quarter ended September 30, 2020 (such date, the “Transition Date”).  Following the Transition Date, Ms. Morefield will remain employed with the Company and its subsidiaries with the title of “Consultant” through the later of (1) the date the Company files its Form 10-K for the fiscal year ended December 31, 2020 and (2) March 1, 2021 (such later date, the “Separation Date”).

In return for Ms. Morefield’s services from the Transition Date through the Separation Date, and her agreement to extend her non-compete period from one to two years following the Separation Date, Ms. Morefield will receive:  (i) her current base salary through December 31, 2020; (ii) a monthly salary of $5,000 for the period from January 1, 2021 through the Separation Date; (iii) a 2020 bonus, prorated through the Transition Date and based on target performance; and (iv) continued vesting of her equity awards through the Separation Date, at which point all of her time-based equity awards will vest in full, while her performance-based awards will be prorated through the Separation Date and remain eligible to vest based on actual performance.

The foregoing summary of the Retirement Agreement is qualified in its entirety by reference to the full text of the Retirement Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Transition and Retirement Agreement, dated as of July 30, 2020 by and between Diane M. Morefield and CyrusOne LLC.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: July 31, 2020	By:	/s/ Robert M. Jackson
		Name:	Robert M. Jackson
		Title:	Executive Vice President, General Counsel and Secretary